JOHN HANCOCK INSTITUTIONAL SERIES TRUST


                            Amendment of Section 5.11
                            -------------------------

         The undersigned, being a majority of the Trustees of John Hancock Institutional Series Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Declaration of Trust dated October 31, 1994, as amended from time to time (the "Declaration of Trust"), do hereby amend Section
5.11 as follows:

         1. Section 5.11 (a) shall be deleted and replaced with the following:

                  Without  limiting  the  authority of the Trustees set forth in
                  Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series:
                  John Hancock Independence Diversified Core Equity Fund II, John Hancock Independence Medium Capitalization Fund, John Hancock Independence Balanced Fund, John Hancock Active Bond Fund, John Hancock Dividend Performers Fund, John Hancock International Equity Fund, John Hancock Medium Capitalization Growth Fund, John Hancock Small Capitalization Growth Fund, and John Hancock Small Capitalization Value Fund, each consisting of a single class of shares; and John Hancock Core Growth Fund and John Hancock Core Value Fund, each consisting of Class A, Class B, Class C, and Class I Shares (the "Existing Series").


         The Declaration of Trust is hereby amended to the extent necessary to reflect the amendment of Section 5.11, effective July 1, 1999.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 27th day of April 1999.

/s/Edward J. Boudreau, Jr.                              /s/Charles L. Ladner
--------------------------                              --------------------
Edward J. Boudreau, Jr.                                 Charles L. Ladner

                                                        /s/Leo E. Linbeck, Jr.
---------------------------------                       ----------------------
Stephen L. Brown                                        Leo E. Linbeck, Jr.

/s/James F. Carlin                                      /s/Steven R. Pruchansky
------------------                                      -----------------------
James F. Carlin                                         Steven R. Pruchansky

                                                        /s/Richard S. Scipione
---------------------------------                       ----------------------
William H. Cunningham                                   Richard S. Scipione

/s/Ronald R. Dion
-----------------                                       ----------------------
Ronald R. Dion                                          Norman H. Smith

/s/Harold R. Hiser, Jr.                                 /s/John P. Toolan
-----------------------                                 -----------------
Harold R. Hiser, Jr.                                    John P. Toolan

---------------------------------
Anne C. Hodsdon


         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.


COMMONWEALTH OF MASSACHUSETTS  )
                               )ss
COUNTY OF SUFFOLK              )

Then personally appeared the above-named Edward J. Boudreau, Jr., James F. Carlin, Ronald R. Dion, Harold R. Hiser, Jr., Charles L. Ladner, Leo E. Linbeck, Jr., Steven R. Pruchansky, Richard S. Scipione, and John P. Toolan, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 27th day of April, 1999.

                                             /s/Ann Marie White
                                             ------------------
                                             Notary Public

                                             My Commission Expires:  10/20/00

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